                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                COX RADIO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             (COX RADIO INC. LOGO)

To the Stockholders of Cox Radio, Inc.

     You are invited to attend the Annual Meeting of Stockholders of Cox Radio, Inc. to be held at Corporate Headquarters, 1400 Lake Hearn Drive, N.E., Atlanta, Georgia 30319, on Wednesday, May 13, 1998, at 9:30 a.m., local time.

     Information concerning matters to be considered and acted upon at the meeting is set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

     Please read the enclosed Notice of Annual Meeting and Proxy Statement so you will be informed about the business to come before the meeting. Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, sign and return the enclosed proxy card as soon as possible, even if you plan to attend the Annual Meeting. You may, of course, revoke your proxy by notice in writing to the Corporate Secretary at any time before the proxy is voted.

                                   Sincerely,

                                   /s/ ROBERT F. NEIL
                                   Robert F. Neil
                                   President and Chief Executive Officer

Atlanta, Georgia
March 27, 1998

                                COX RADIO, INC.
                           1400 LAKE HEARN DRIVE, NE
                             ATLANTA, GEORGIA 30319
                                 (404) 843-5000
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1998
                             ---------------------

To the Stockholders of Cox Radio, Inc.

     The Annual Meeting of the holders of Class A Common Stock and Class B Common Stock of Cox Radio, Inc. (the "Company") will be held at Corporate Headquarters, 1400 Lake Hearn Drive, NE, Atlanta, Georgia on Wednesday, May 13, 1998, at 9:30 a.m., local time, for the following purposes:

          1. To elect a Board of Directors of seven members to serve until the 1999 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

          2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP, independent certified public accountants, as the Company's independent auditors for the year ending December 31, 1998; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 18, 1998 as the record date for the Annual Meeting with respect to this solicitation. Only holders of record of Class A Common Stock and Class B Common Stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof as set forth in the Proxy Statement.

     The Company's Annual Report to stockholders for the year ended December 31, 1997 is enclosed herewith.

                                          By Order of the Board of Directors,

                                          /s/ Andrew A. Merdek
                                          Andrew A. Merdek
                                          Corporate Secretary

Atlanta, Georgia
March 27, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED BY A STOCKHOLDER ANY TIME PRIOR TO ITS USE AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT.

                                COX RADIO, INC.
                           1400 LAKE HEARN DRIVE, NE
                             ATLANTA, GEORGIA 30319
                                 (404) 843-5000
                             ---------------------

                                PROXY STATEMENT

                      1998 ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

SOLICITATION OF PROXIES

     The Board of Directors of Cox Radio, Inc. (the "Company") is furnishing this Proxy Statement in connection with its solicitation of proxies for use at the Company's 1998 Annual Meeting of Stockholders, to be held on May 13, 1998, at 9:30 a.m., local time, at Corporate Headquarters, 1400 Lake Hearn Drive, NE, Atlanta, Georgia 30319, and at any adjournment thereof. Each valid proxy received in time will be voted at the meeting and, if a choice is specified, it will be voted in accordance with such specification. A proxy may be revoked by notice in writing to the Corporate Secretary at the address set forth above at any time before the proxy is voted.

     This Proxy Statement and the proxies solicited hereby are being first sent for delivery to stockholders of the Company on or about March 27, 1998. The cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses for sending proxy materials to their principals, will be borne by the Company.

     The shares of Class A Common Stock and Class B Common Stock represented by valid proxies received by the Company in time for the Annual Meeting will be voted as specified in such proxies. Executed but unvoted proxies will be voted:

          (1) FOR the election of the Board of Directors' nominees for directors; and

          (2) FOR the ratification of the appointment of Deloitte & Touche LLP, independent certified public accountants, as the Company's independent auditors for the year ending December 31, 1998.

     If any other matters properly come before the Annual Meeting, the persons named on such proxies will, unless the stockholder otherwise specifies in the proxy, vote upon such matters in accordance with their best judgment.

VOTING SECURITIES

     The Company has two classes of outstanding voting securities, Class A Common Stock, par value $1.00 per share (the "Class A Common Stock"), and Class B Common Stock, par value $1.00 per share (the "Class B Common Stock"). As of March 18, 1998, there were outstanding 8,868,855 shares of Class A Common Stock and 19,577,672 shares of Class B Common Stock. Only holders of record of shares of Class A Common Stock or shares of Class B Common Stock at the close of business on March 18, 1998, which the Company's Board of Directors has fixed as the record date, are entitled to vote at the meeting.

     The Class A Common Stock and Class B Common Stock will vote together as a single class, with each share of Class A Common Stock being entitled to one vote, and each share of Class B Common Stock being entitled to ten votes. The presence in person or by proxy of holders of record of one-third of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote at the Annual Meeting which represent a majority of the votes entitled to be cast by such shares will constitute a quorum. The affirmative vote of a majority of the votes entitled to be cast by such shares of the issued and outstanding Class A Common Stock and Class B Common Stock, voting together as a single class, present at the Annual Meeting in person or by proxy, and entitled to vote, is required for the election of directors and ratification of appointment of independent auditors.

     Shares as to which a stockholder abstains are considered shares entitled to vote on the applicable proposal and are included in determining whether such proposal is approved (i.e., an abstention would have the effect of a vote against the applicable proposal). On the other hand, broker non-votes are not considered shares entitled to vote on the applicable proposal and are not included in determining whether such proposal is approved. A broker non-vote occurs when the nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have the discretionary voting power and has not received instructions from the beneficial owner with respect to such matter. Accordingly, broker non-votes have no effect on the outcome of a vote on the applicable proposal.

     Stockholders will not have appraisal rights with respect to any of the proposals to be voted upon at the Annual Meeting.

     As of March 18, 1998, Cox Enterprises, Inc., a Delaware corporation ("CEI"), through its wholly-owned subsidiary Cox Broadcasting, Inc., a Delaware corporation ("Cox Broadcasting"), held approximately 95.67% of the combined voting power of the Class A Common Stock and Class B Common Stock. Accordingly, CEI will have sufficient voting power to elect all members of the Board of Directors, to ratify the appointment of independent auditors and to control substantially all other actions that may come before the Annual Meeting.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     At the meeting, seven directors are to be elected to hold office until the 1999 Annual Meeting of Stockholders or until their respective successors have been elected and qualified. All nominees currently are directors of the Company.

     The seven directors nominated for election at the 1998 Annual Meeting of Stockholders are: David E. Easterly; Ernest D. Fears, Jr.; Richard A. Ferguson; Paul M. Hughes; James C. Kennedy; Robert F. Neil; and Nicholas D. Trigony (collectively, the "Nominees"). The persons named as proxies intend (unless authority is withheld) to vote for election of all of the Nominees as directors.

     The Board of Directors knows of no reason why any Nominee for director would be unable to serve as director. If, at the time of the Annual Meeting, any of the Nominees are unable or unwilling to serve as a director of the Company, the persons named in the proxy intend to vote for such substitutes as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

     The following information regarding the Nominees, their principal occupations, employment history, and directorships in certain companies is as reported by the respective Nominees.

     David E. Easterly, 55, has served as a director of the Company since July 1996 and has served as President and Chief Operating Officer of CEI since October 1994. He was President of Cox Newspapers, Inc. ("CNI"), a subsidiary of CEI, from May 1986 through October 1994. Mr. Easterly joined CEI in 1970 at the Dayton Daily News, transferring to Atlanta in 1981 as Vice President of Operations for CNI. He was named Publisher of The Atlanta Journal/Constitution in April 1984. Mr. Easterly is a member of the Board of Directors of the Associated Press and Mutual Insurance Company, Ltd. He is also a director of both CEI and Cox Communications, Inc. ("CCI"), a majority-owned subsidiary of CEI.

     Ernest D. Fears, Jr., 65, has served as director of Cox Radio since December 1996. He has been a lecturer at Howard University since 1990 and was a consultant to the National Institute of Health from February to August of 1996. From June 1992 to August 1992, he was General Manager for radio station XFRM-FM in San Diego, California/Tijuana, Mexico. Mr. Fears retired in 1987 as General Manager of American Broadcasting Company's WRQX-FM in Washington, D.C

     Richard A. Ferguson, 52, has served as Vice President and Chief Operating Officer since April 1997 and as a director of Cox Radio since May 1997. Previously, Mr. Ferguson served as President, Chief Executive

Officer and a Director of NewCity Communications, Inc. ("NewCity") since its organization in 1986. He served as the President of Katz Broadcasting Company, Inc., a subsidiary of Katz Communications, Inc., from 1981 to 1986, when he led a management group in organizing NewCity to purchase all of the stock of Katz Broadcasting Company, Inc. Prior to 1981, he served as the President of Park City Communications, Inc. ("Park City"), until Park City was acquired by Katz Communications, Inc. Mr. Ferguson is Chairman of the Joint Board of Directors of the National Association of Broadcasters ("NAB") and a member of the Radio Operators Caucus.

     Paul M. Hughes, 59, has served as director of Cox Radio since December 1996. He has been President and Chief Operating Officer of OG Holding LTD since April 1995. From June 1991 through April 1, 1995 he was Chairman of Hughes Broadcasting Partners.

     James C. Kennedy, 50, has served as a director of the Company since July 1996. He has served as Chairman of the Board of Directors and Chief Executive Officer of CEI since January 1988, and prior to that time was CEI's President and Chief Operating Officer. Mr. Kennedy joined CEI in 1972 and initially worked with CEI's Atlanta newspapers. He is Chairman of the Board of Directors of CCI and a director of National Service Industries, Inc., Flagler Systems, Inc. and an advisory director of Chase Bank of Texas, N.A.

     Robert F. Neil, 39, has served as President and Chief Executive Officer and as a director of the Company since July 1996 and was Executive Vice
President -- Radio of Cox Broadcasting from June 1992 to 1996. Previously, he was Vice President and General Manager of WSB-AM/FM (Atlanta). Mr. Neil joined Cox Broadcasting in November 1986. Previously, Mr. Neil was Operations Manager from December 1984 to November 1986 at WYAY-FM (Gainesville). He served as Operations Manager from October 1983 to December 1984 and as Program Director from March 1983 to October 1983 at WYYY-FM and WSYR-AM (Syracuse).

     Nicholas D. Trigony, 57, has served as Chairman of the Board of Directors of the Company since July 1996 and has served as President of Cox Broadcasting since March 1990. Mr. Trigony joined Cox Broadcasting in September 1986 as Executive Vice President -- Radio and was Executive Vice President -- Broadcast from April 1989 to March 1990. He is also Chairman of the Board of the National Association of Television Program Executives and serves on its Executive Committee. Mr. Trigony is a past chairman and current board member of the Television Operators Caucus and chairman of the NAB Media Convergence Task Force.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table provides information as of March 18, 1998 with respect to the shares of Class A Common Stock and Class B Common Stock beneficially owned by each person known by the Company to own more than 5% of any class of the outstanding voting securities of the Company.

                                                                                                PERCENT OF
                                                                                                VOTE OF ALL
                                              CLASS A                  CLASS B                  CLASSES OF
                                              COMMON     PERCENT OF     COMMON     PERCENT OF     COMMON
NAME OF BENEFICIAL OWNER                       STOCK       CLASS        STOCK        CLASS         STOCK
------------------------                     ---------   ----------   ----------   ----------   -----------
Cox Enterprises, Inc.(1)(2)(3).............         --        --      19,577,672      100%         95.67%
J.&W. Seligman & Co. Incorporated(4).......  1,189,000     13.41%             --       --           0.58%
Baron Capital Group, Inc.(5)...............    920,000     10.37%             --       --           0.45%
Massachusetts Financial Services
  Company(6)...............................    864,600      9.75%             --       --           0.42%
College Retirement Equities Fund(7)........    636,800      7.18%             --       --           0.31%
Mellon Bank Corporation(8).................    458,250      5.17%             --       --           0.22%

---------------

(1) The business address for CEI is 1400 Lake Hearn Drive, N.E., Atlanta, Georgia 30319.
(2) All the shares of Common Stock of the Company that are beneficially owned by CEI are held of record by Cox Broadcasting. Cox Broadcasting holds 19,577,672 shares of Class B Common Stock that are convertible into the same number of shares of Class A Common Stock. All the shares of outstanding capital stock of Cox Broadcasting are beneficially owned by Cox Holdings, Inc., and all of the shares of outstanding capital stock of Cox Holdings, Inc. are beneficially owned by CEI. The beneficial ownership of the outstanding capital stock of CEI is described in footnote (3) below.
(3) There are 202,448,312 shares of common stock of CEI outstanding, with respect to which (i) Barbara Cox Anthony, as trustee of the Anne Cox Chambers Atlanta Trust, exercises beneficial ownership over 58,316,422 shares (28.8%); (ii) Anne Cox Chambers, as trustee of the Barbara Cox Anthony Atlanta Trust, exercises beneficial ownership over 58,316,422 shares (28.8%); (iii) Barbara Cox Anthony, Anne Cox Chambers and Marion H. Allen, III, as trustees of the Dayton Cox Trust A, exercise beneficial ownership over 82,745,685 shares (40.9%); and (iv) 244 individuals and trusts exercise beneficial ownership over the remaining 3,069,783 shares (1.5%). Thus, Barbara Cox Anthony and Anne Cox Chambers, who are sisters, together exercise sole or shared beneficial ownership over 199,378,529 shares (98.5%) of the common stock of CEI. In addition, Garner Anthony, the husband of Barbara Cox Anthony, holds beneficially and of record 14,578 shares of common stock of CEI. Barbara Cox Anthony disclaims beneficial ownership of such shares. Barbara Cox Anthony and Anne Cox Chambers are the mother and aunt, respectively, of James C. Kennedy, the Chairman of the Board of Directors and Chief Executive Officer of CEI and a director of the Company.
(4) The information contained in this table with respect to J.&W. Seligman & Co. Incorporated is based on a Schedule 13G reporting ownership as of January 31, 1998 by J.&W. Seligman & Co. Incorporated; William C. Morris; and Seligman Communications & Information Fund, Inc. The address for the reporting persons is 100 Park Avenue, New York, New York 10017.
(5) The information contained in this table with respect to Baron Capital Group, Inc. is based on a joint filing on Schedule 13G reporting ownership as of December 31, 1997 by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Baron Asset Fund, and Ronald Baron. The principal business office of each of the reporting parties is 767 Fifth Avenue, 24th Floor, New York, New York 10153.
(6) The information contained in this table with respect to Massachusetts Financial Services Company is based on a filing on Schedule 13G reporting ownership as of December 31, 1997. The address for the reporting person is 500 Boylston Street, Boston, Massachusetts 02116.
(7) The information contained in this table with respect to College Retirement Equities Fund is based on a joint filing on Schedule 13G reporting ownership as of December 31, 1997 by College Retirement Equities Fund and TIAA-CREF Mutual Funds. The principal business office of each reporting party is 730 Third Avenue, New York, New York 10017.

(8) The information contained in this table with respect to Mellon Bank Corporation is based on a joint filing on Schedule 13G reporting ownership as of December 31, 1997 by the following direct or indirect subsidiaries of Mellon Bank Corporation: Boston Safe Deposit and Trust Company; Mellon Bank, N.A.; Mellon Capital Management Corporation; Mellon Equity Associates; The Boston Company Asset Management, Inc.; The Dreyfus Corporation; Boston Group Holdings, Inc.; The Boston Company, Inc.; and MBC Investment Corporation. The address of Mellon Bank Corporation and for all reporting persons is One Mellon Bank Center, Pittsburgh, Pennsylvania 15258.

SECURITY OWNERSHIP OF MANAGEMENT

     "Beneficial ownership" of the Class A Common Stock of the Company and the Common Stock of CEI by the Company's directors and Named Executive Officers, and by all directors and executive officers as a group at March 18, 1998 is shown in the following table. None of such persons, individually or in the aggregate, owns 1% or more of the Common Stock of the Company or CEI.

                                                     NUMBER OF SHARES OF       NUMBER OF SHARES OF CEI
NAME OF BENEFICIAL OWNER                          CLASS A COMMON STOCK OWNED     COMMON STOCK OWNED
------------------------                          --------------------------   -----------------------
David E. Easterly...............................             4,000                     135,323
Richard A. Ferguson.............................            35,085(a)                       --
Robert B. Green.................................            64,036(b)                       --
James C. Kennedy................................            50,292                          --(c)
Marc W. Morgan..................................            78,172(d)                    4,350
Robert F. Neil..................................           177,191(e)                    3,068
Nicholas D. Trigony.............................             1,000                      39,892
Ernest D. Fears, Jr.............................               978                          --
Paul M. Hughes..................................               478                          --
Richard A. Reis.................................            24,596(f)                       --
All directors and executive officers as a group
  (twelve persons, including those named
  above)........................................           482,491(g)                  182,633

---------------

(a) Includes 8,085 shares subject to stock options that are exercisable within 60 days.
(b) Includes 49,805 shares subject to stock options that are exercisable within 60 days.
(c) Mr. Kennedy owns of record no shares of Common Stock of CEI. Sarah K. Kennedy, Mr. Kennedy's wife and trustee of the Kennedy Trusts, exercises beneficial ownership over an aggregate of 7,380 shares of Common Stock of CEI. In addition, as described above, Barbara Cox Anthony and Anne Cox Chambers, the mother and aunt, respectively, of Mr. Kennedy, together exercise sole or shared beneficial ownership over 199,378,529 shares of Common Stock of CEI. Also, Mr. Kennedy's children are the beneficiaries of a trust, of which Marion H. Allen III is the sole trustee, that beneficially owns 5,385 shares. Mr. Kennedy disclaims beneficial ownership of all such shares.
(d) Includes 57,470 shares subject to stock options that are exercisable within 60 days.
(e) Includes 140,396 shares subject to stock options that are exercisable within 60 days.
(f) Includes 7,596 shares subject to stock options that are exercisable within 60 days.
(g) Includes 280,259 shares subject to stock options that are exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Class A Common Stock to file reports of ownership and changes in ownership of the Company's Class A Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of copies of such reports and written representations from the reporting person, the Company believes that from January 1997 through the date of this Proxy

Statement, its executive officers, directors and greater than ten percent stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act.

BOARD OF DIRECTORS AND COMMITTEES

     During 1997, the Board of Directors met three times and took action by unanimous written consent once. The Executive Committee of the Board of Directors took action by unanimous written consent 14 times. The members of the Executive Committee are Nicholas D. Trigony (Chair), James C. Kennedy, David E. Easterly and Paul M. Hughes.

     The Company also has an Audit Committee and a Compensation Committee of the Board of Directors. The members of the Audit Committee and the Compensation Committee are Paul M. Hughes and Ernest D. Fears, Jr. Mr. Hughes is the Chair of the Audit Committee and Mr. Fears is the Chair of the Compensation Committee. The Audit Committee approves the selection of the independent auditors for the Company, reviews the scope and results of the annual audit, approves the services to be performed by the independent auditors, reviews the independence of the auditors, reviews the performance and fees of the independent auditors, reviews the adequacy of the system of internal accounting controls, reviews the scope and results of internal auditing procedures and reviews the activities of the Company's Risk Committee, a Board-created committee composed of senior financial managers with oversight of financial risk management. In addition, the Audit Committee reviews related party transactions, if any. The Audit Committee met twice in 1997.

     The Compensation Committee adopts and oversees the administration of compensation plans for executive officers and senior management of the Company, determines awards granted to executive officers under such plans, and reviews the reasonableness of such compensation. During 1997, the Compensation Committee met once and took action by unanimous written consent twice.

COMPENSATION OF DIRECTORS

     The directors of the Company who are not affiliates of the Company, Paul M. Hughes and Ernest D. Fears, Jr., are reimbursed for expenses and paid an annual fee of $20,000. The annual fee is paid as follows: (a) one-half in shares of Class A Common Stock pursuant to the Cox Radio, Inc. Restricted Stock Plan for Non-Employee Directors (the "Directors' Restricted Stock Plan") plus (b) one-half in cash. In addition, the non-affiliate directors receive a meeting fee of $1,000 for every board meeting and committee meeting attended. The directors of the Company who are affiliates of the Company do not receive any compensation for serving on the Company's Board of Directors.

     Pursuant to the Directors' Restricted Stock Plan, directors who are not employees of the Company or any of its subsidiaries or affiliates will receive 50% of any annual Board retainer fee in the form of Class A Common Stock, subject to certain restrictions and forfeitures prior to the expiration of the period ending five years after the date of the grant of the award or, if earlier, the date of death or disability in certain circumstances. The maximum number of shares of Class A Common Stock that may be granted pursuant to restricted stock awards under the Directors' Restricted Stock Plan is 25,000.

EXECUTIVE OFFICERS

     The executive officers who are not directors of the Company are set forth below. Executive officers of the Company are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

     Maritza C. Pichon, 43, has served as Chief Financial Officer of the Company since July 1996. She was Assistant Controller of CEI from June 1990 through June 1996. Previously, she served as manager of accounting, senior accountant and staff accountant. Ms. Pichon joined CEI in September 1984.

     Marc W. Morgan, 48, has served as Senior Group Vice President of the Company since May 1997, has been Vice President and General Manager of WSB Radio since July 1992 and Regional Vice President of Cox Broadcasting since August 1993. Previously, Mr. Morgan was Senior Vice President of the Company from

July 1996 to May 1997, and Vice President and General Manager of WCKG-FM (Chicago) from January 1984 to July 1992.

     James T. Morley, 48, has served as Senior Group Vice President of the Company since April 1997. Previously, he was a Director and Executive Vice President of NewCity since its organization in 1986. In 1971, he joined RKO General Broadcasting in Boston, Massachusetts and joined the sales staff of WROR-FM in February 1972. In October 1975, Mr. Morley became the General Sales Manager of Plough Broadcasting's Boston Radio stations, WCOP-AM/FM. He became General Sales Manager of WEZN-FM in November 1978, was elected Vice President of Park City in May 1979 and became Station Manager of WEZN-FM in November 1979. In August 1981, he became General Manager of WEZN-FM. From 1981 until 1986, he was Senior Vice President of the Broadcasting Company, then a subsidiary of Katz Broadcasting Company, Inc. He is a member of the Board of Directors of the New York Marketing and Radio Association.

     Robert B. Green, 44, has served as Group Vice President of the Company since May 1997 and has been Vice President and General Manager of the Company's Miami radio stations, WIOD-AM, WFLC-FM and WHQT-FM, since September 1992. Previously, Mr. Green was Regional Vice President of the Company from July 1996 to May 1997, and Station Manager of WSB-AM/FM (Atlanta) from January 1990 to September 1992.

     Richard A. Reis, 44, has served as Group Vice President of the Company since April 1997. Previously, he was a Director and Group Vice President of NewCity since its organization in 1986. From 1983 to 1984, he served as Vice President of the Broadcasting Company, then a subsidiary of Katz Broadcasting Company, Inc., becoming Group Vice President in 1984. He was General Manager of WFTQ-AM and WAAF-FM in Worcester, Massachusetts from 1981 and 1983, respectively, to 1989. Since 1989, he has served as General Manager of WDBO-AM and WWKA-FM in Orlando, Florida and of WCFB-FM since 1992. He is a member of the Orlando Radio Broadcasters Association and Orlando Ad Federation.

EXECUTIVE COMPENSATION

     The following table sets forth certain information for the years ended December 31, 1995, 1996 and 1997, respectively, concerning the cash and non-cash compensation earned by or awarded to the Chief Executive Officer and the four most highly compensated executive officers of the Company whose combined salary and bonus exceeded $100,000 in such periods (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM COMPENSATION
                                                        --------------------------------------
                                                                 AWARDS
                                                        -------------------------
                              ANNUAL COMPENSATION        RESTRICTED    SECURITIES
NAME AND PRINCIPAL        ---------------------------      STOCK       UNDERLYING      LTIP         ALL OTHER
POSITION                  YEAR     SALARY     BONUS     AWARDS(A)(B)   OPTIONS(C)    PAYOUTS     COMPENSATION(D)
------------------        ----    --------   --------   ------------   ----------   ----------   ---------------
Robert F. Neil..........  1997    $345,000   $276,000     $ 68,828        26,881          --         $6,000
  President and Chief     1996     300,000    210,000      721,516       113,515          --          6,000
  Executive Officer       1995     266,890     93,450           --            --     $28,478(e)       6,000
Marc W. Morgan..........  1997    $253,000   $177,100     $ 38,720         3,584          --         $6,000
  Senior Group            1996     236,478    141,887      405,769        53,886          --          6,000
  Vice President          1995     225,216     87,565           --            --          --          6,000
Robert B. Green.........  1997    $200,290   $ 89,130     $ 27,971         3,106          --         $6,000
  Group Vice President    1996     188,953    102,035      293,088        46,699          --          6,000
                          1995     175,770     86,277           --            --          --          6,000
Richard A. Ferguson.....  1997(f) $195,308   $ 52,082           --         8,085                     $  826
  Vice President and
  Chief Operating
  Officer
Richard A. Reis.........  1997(f) $150,000   $ 70,000           --         7,596          --             --
  Group Vice President

---------------

(a) The aggregate number of restricted shares held by each Named Executive Officer as of December 31, 1997 and the aggregate value of such restricted shares based on the closing price of Class A Common Stock as of that date ($40.25) are:

                                              NUMBER OF SHARES    VALUE AT 12/31/97
                                              ----------------    -----------------
Robert F. Neil..............................       35,032            $1,410,038
Marc W. Morgan..............................       19,702               793,006
Robert B. Green.............................       14,231               572,798
Richard A. Ferguson.........................            0                     0
Richard A. Reis.............................            0                     0

(b) 1996 restricted stock awards represent units awarded under the Cox Enterprises, Inc. Unit Appreciation Plan ("UAP") which were converted to an equivalent award of restricted stock on October 2, 1996. These shares of restricted stock vest on January 1, 1999, provided the Named Executive Officer remains employed by the Company. The value of the awards as stated above is based on the closing price of the Class A Common Stock on the grant date ($22.75). The number of shares of restricted stock awarded to Named Executive Officers in 1996 is as follows: Mr. Neil 31,715 shares; Mr. Morgan 17,836 shares; and Mr. Green 12,883 shares.

    1997 restricted stock awards represent additional awards made on March 31, 1997 to adjust for the use of an underestimated value of CEI in converting UAP awards to restricted stock awards in 1996. These shares of restricted stock vest on January 1, 1999, provided the Named Executive Officer remains employed by the Company. The value of the awards as stated above is based on the closing price of the Class A Common Stock on the grant date ($20.75). The number of shares of restricted stock awarded to Named Executive Officers in 1997 is as follows: Mr. Neil 3,317 shares; Mr. Morgan 1,866 shares; and Mr. Green 1,348 shares.

(c) 1996 option awards represent units awarded in 1996 under the UAP which were canceled and converted to equivalent awards of options for Class A Common Stock. 1997 option awards include additional awards made to adjust for the use of an underestimated value of CEI in converting UAP awards to option awards in 1996.
(d) Reflects amounts contributed to the Cox Enterprises, Inc. Savings and Investment Plan (the "401(k) Plan") and credited under the Cox Enterprises, Inc. Executive Savings Plus Restoration Plan (the "Restoration Plan").
(e) Reflects cash payouts and the value as of the date of issuance of CEI stock awards under the UAP.
(f) Reflects compensation earned by Messrs. Ferguson and Reis, respectively, from their date of hire, April 1, 1997, through December 31, 1997.

  Long-Term Incentive Plan

     Prior to the closing of the Company's initial public offering on October 2, 1996, the Named Executive Officers participated in the Cox Enterprises, Inc. Unit Appreciation Plan (the "UAP") which provides incentive compensation to key employees of CEI and its divisions and subsidiaries. The beginning base price of each unit awarded under the UAP is equal to the appraised fair market value of a share of common stock of CEI on the date of the award, as determined by an independent appraisal firm or firms selected by CEI. As of October 2, 1996, employees of the Company who held outstanding units under the UAP that were awarded in 1994, including the Named Executive Officers, were given the option to cancel and convert such units to equivalent awards of restricted stock under the Cox Radio, Inc. Long-Term Incentive Plan (the "LTIP"). All of the Named Executive Officers exercised this conversion option. UAP units awarded in 1996 were canceled and converted to stock options under the LTIP. The number of options and restricted stock awards issued upon conversion of outstanding UAP awards was based on an estimate of the fair market value of CEI stock as of the grant date of the option and restricted stock awards, or October 2, 1996. However, based on the appraised fair market value of CEI stock as of December 31, 1996, the estimated value of CEI stock used to convert UAP awards to LTIP awards did not fairly represent the appreciation in CEI stock as of the conversion date. Additional option and restricted stock awards were issued under the LTIP on March 31, 1997 to adjust for the use of an underestimated CEI stock value in converting UAP awards to equivalent LTIP awards.

     The LTIP provides for various forms of equity-based incentive compensation with respect to Class A Common Stock, including stock options, stock appreciation rights, stock bonuses, restricted stock awards, performance units and phantom stock and awards consisting of combinations of such incentives. The LTIP is administered by the Compensation Committee of the Company, which has the discretion to determine the type of awards to grant, when, if and to whom awards are granted, the number of shares covered by each award and the terms and conditions of each award. The Compensation Committee has delegated to a management committee the administration of grants to eligible individuals who are not "insiders" for purposes of reporting obligations under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"). See "Security Ownership of Management."

     The following table discloses for the Named Executive Officers information regarding options granted pursuant to the LTIP during the fiscal year ended December 31, 1997:

                             OPTION GRANTS IN 1997

                                            PERCENT OF                             POTENTIAL REALIZABLE VALUE
                               NUMBER OF      TOTAL                                AT ASSUMED ANNUAL RATES OF
                               SECURITIES    OPTIONS                              STOCK PRICE APPRECIATION FOR
                               UNDERLYING   GRANTED TO   EXERCISE                        OPTION TERM(B)
                                OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   ----------------------------
NAME                           GRANTED(A)    IN 1997       SHARE        DATE          5%               10%
----                           ----------   ----------   ---------   ----------   -----------      -----------
Robert F. Neil...............    19,332(c)    14.26%      $17.312    01/01/2007    $210,476         $533,387
                                  7,549(d)     5.57        20.750    03/31/2007      98,511          249,647
Marc W. Morgan...............     3,584(d)     2.64        20.750    03/31/2007      46,770          118,523
Robert B. Green..............     3,106(d)     2.29        20.750    03/31/2007      40,532          102,716
Richard A. Ferguson..........     8,085(e)     5.96        25.375    06/18/2007     129,022          326,967
Richard A. Reis..............     7,596(e)     5.60        25.375    06/18/2007     121,218          307,191

---------------

(a) Stock options become exercisable over a five year period, with 60% becoming exercisable three years from the date of grant and an additional 20% becoming exercisable each year thereafter. In addition, all options become immediately and fully exercisable if, no sooner than six months after the date of grant of the option, the stock price achieves, and maintains for a period of 10 consecutive trading days, a level equal to or greater than 140% of the option exercise price.
(b) The dollar amount under the columns are the 5% and 10% rates of appreciation prescribed by the Securities and Exchange Commission. The 5% and 10% rates of appreciation would result in per share prices as follows:

                                                                5%        10%
                                                                --        ---
1/1/97 Grants...............................................  $28.199   $44.903
3/31/97 Grants..............................................   33.800    53.820
6/18/97 Grants..............................................   41.333    65.816

    The Company expresses no opinion regarding whether this level of appreciation will be realized and expressly disclaims any representation to that effect.
(c) Granted on 1/1/97.
(d) Granted on 3/31/97.
(e) Granted on 6/18/97.

     The following table sets forth information related to the number and value of options held at December 31, 1997 by the Named Executive Officers, none of whom exercised options in 1997:

                          1997 YEAR-END OPTION VALUES

                                                                                VALUE OF UNEXERCISED
                                                NUMBER OF SECURITIES                IN-THE-MONEY
                                               UNDERLYING UNEXERCISED             OPTIONS/SARS AT
                                            OPTIONS AT DECEMBER 31, 1997        DECEMBER 31, 1997(A)
                                            ----------------------------    ----------------------------
NAME                                        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                        -----------    -------------    -----------    -------------
Robert F. Neil............................    140,396            0          $3,059,594          $0
Marc W. Morgan............................     57,470            0           1,241,909           0
Robert B. Green...........................     49,805            0           1,076,270           0
Richard A. Ferguson.......................      8,085            0             120,264           0
Richard A. Reis...........................      7,596            0             112,991           0

---------------

(a) The exercisable value represents the value of the exercisable shares times the difference between the closing price on December 31, 1997 ($40.25) and the exercise price of $18.50 for all 1996 options; $17.312 for all 1/1/97 options; $20.75 for all 3/31/97 options and $25.375 for all 6/18/97 options.

  Retirement Plans

     Cox Enterprises, Inc. Pension Plan. The Cox Enterprises, Inc. Pension Plan (the "Pension Plan") is a tax-qualified defined benefit pension plan. The Pension Plan covers all eligible employees of CEI and any of its affiliates who have adopted the Plan (including certain of the Named Executive Officers). No employee whose employment commenced after January 1, 1997, including former NewCity employees, is eligible for participation under the Pension Plan. The Pension Plan is funded through a tax-exempt trust, into which contributions are made as necessary based on an actuarial funding analysis.

     The Pension Plan provides for the payment of benefits upon retirement, early retirement, death, disability and termination of employment. Participants become vested in their benefits under the Plan after completing five years of vesting service. The Pension Plan benefit is determined under a formula based on a participant's compensation and years of benefit accrual service. Participants may elect from several option forms of benefit distribution.

     Cox Executive Supplemental Plan. The Cox Executive Supplemental Plan (the "CESP") is a non-qualified defined benefit pension plan providing supplemental retirement benefits to certain management employees of CEI and certain of its affiliates (including certain of the Named Executive Officers). The CESP is administered by the Management Committee of CEI whose members are appointed by the CEI Board of Directors. Such committee designates management employees to participate in the CESP. No management employee hired from New City participates in the CESP.

     The CESP monthly benefit formula, payable at normal retirement, is 2.5% of a participant's average compensation, as calculated in the CESP multiplied by the participant's years of benefit service credited under the CESP. The normal retirement benefit will not exceed 50 percent of a participant's average compensation at retirement. Benefits payable with respect to early retirement are reduced to reflect an earlier commencement date. Special disability, termination of employment and death benefits also are provided. All benefits payable under the CESP are reduced by benefits payable to the participant under the Plan. Participants may elect from several optional forms of benefit distributions.

     The CESP is not funded currently by CEI. The Company will make annual payments to CEI arising from its employees' participation in this plan as benefits are paid to Company employees under the CESP. However, all payments of current and future benefits due to Company employees will be made from the general funds of CEI.

     The following table provides estimates of annual retirement income benefits payable to certain executives under the Pension Plan and the CESP:

                          PENSION PLAN AND CESP TABLE

                                                        YEARS OF SERVICE
              FINAL AVERAGE                -------------------------------------------
              COMPENSATION                                                     20 OR
                (5 YEARS)                     5          10          15         MORE
-----------------------------------------  -------    --------    --------    --------
$150,000.................................  $18,750    $ 37,500    $ 56,250    $ 75,000
 250,000.................................   31,250      62,500      93,750     125,000
 350,000.................................   43,750      87,500     131,250     175,000
 450,000.................................   56,250     112,500     168,750     225,000
 550,000.................................   68,750     137,500     206,250     275,000
 650,000.................................   81,250     162,500     243,750     325,000
 750,000.................................   93,750     187,500     281,250     375,000

     The Named Executive Officers participating in the plan have been credited with the following years of benefit service: Mr. Neil, 11 years; Mr. Morgan, 13 years; and Mr. Green, seven years. The Pension Plan and the CESP define "compensation" generally to include all remuneration to an employee for services rendered, including base pay, bonuses, special forms of pay and certain employee deferrals. Certain forms of additional compensation, including severance, moving expenses, extraordinary bonuses, Long-Term incentive compensation and contributions to employee benefit plans, are excluded from the definition of compensation. The

Pension Plan credits compensation only up to the limit of covered compensation under Section 401(a)(17) of the Code; the CESP does not impose this limit on covered compensation. The definition of "covered compensation" under the Pension Plan and the CESP, in the aggregate, is not substantially different from the amount reflected in the Annual Compensation column of the Summary Compensation Table set forth above. The estimates of annual retirement benefits reflected in such table are based on payment in the form of a straight-life annuity and are determined after offsetting benefits payable from Social Security as provided under the terms of the Pension Plan and the CESP.

  Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors determines the compensation of the executive officers of the Company. The Compensation Committee currently consists of Paul M. Hughes and Ernest D. Fears, Jr., both of whom are independent directors.

  Performance Graph

     The following graph compares for the period beginning on September 26, 1996, the date the Company's registration statement became effective and the Company's initial public offering was priced at $18.50, and ending on December 31, 1997, the cumulative total return on the Company's Class A Common Stock to the cumulative total returns on Standard & Poor's 500 Stock Index and on an index consisting of certain peer radio broadcasting companies with which the Company competes (the "Peer Group Index"). The Peer Group Index is comprised of common stock of American Radio Systems Corp., Chancellor Broadcasting Company, Clear Channel Communications Inc., Emmis Broadcasting Corporation and SFX Broadcasting Inc. and is weighted for the respective market capitalization of each company. The comparison assumes $100 was invested on September 26, 1996 in the Company's Class A Common Stock and in each of the foregoing indices and that all dividends were reinvested.

                           9/26/96           12/31/96          6/30/97           12/31/97
CXR                        100.00             94.59            138.51            217.55
Peer Group                 100.00             82.25            139.13            201.74
S & P 500                  100.00            108.57            130.95            144.80

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

     The Compensation Committee (the "Committee") administers compensation for executive officers. The Company has developed a policy on executive compensation which is described in this report. This policy formed the basis of compensation decisions made by the Committee for 1997. This policy reflects the Company's belief that stockholders are served well by executive pay programs that are competitive with industry standards, variable with annual performance, and focused on stockholder value.

     In developing compensation plans and setting compensation levels, the Company reviews competitive compensation data provided in the Towers Perrin Annual Media Industry Survey: Broadcasting Industry Segment. This survey is based upon an examination of total compensation levels at companies with which the Company competes for talent in the marketplace. Where necessary, survey information is supplemented by proxy statement analysis.

EXECUTIVE OFFICERS COMPENSATION

     The total compensation of executive officers consists of three components:
1) base salary; 2) annual incentive compensation; and 3) long-term incentive awards. The philosophy of the Committee is that a substantial portion of total compensation should be at risk, based on the financial and operational performance of the Company. The at-risk components of total compensation are progressively greater for higher level positions.

BASE SALARY

     Base salary is designed to provide meaningful levels of compensation to executives, while helping the Company manage its fixed costs. Salaries for top executives are determined annually, and are based on job scope and responsibilities; length of service; corporate, unit, and individual performance; competitive rates for similar positions as indicated by the Towers Perrin Media Industry Survey; and subjective factors. In general, executive base salaries are targeted to the 75th percentile of the competitive data. The 1997 base salaries for the Named Executive Officers were approximately at the targeted 75th percentile of the competitive data.

ANNUAL INCENTIVE COMPENSATION

     Short-term incentives for 1997 were provided for executive officers under the "Annual Incentive Program". Participation in the Annual Incentive Program is limited to a group of senior managers, including the Named Executive Officers, who have a material impact on Company performance. Awards earned under the Program are contingent upon employment with the Company through the end of the year, except for payments made in the event of death, retirement, disability, or in the event of a change in control.

     Payouts under the Annual Incentive Program are determined based on (a) annual base salary; (b) a specific percentage of base salary, which increases for higher level positions commensurate with the greater percentage of compensation at risk for those with greater responsibilities; and (c) actual performance in the areas of operating cash flow, station ratings, station revenue share and other individual objectives. In addition, the participant's contribution to results during the year is considered, and a discretionary award in the form of restricted stock may be made.

     Awards under the Annual Incentive Program are based on the achievement of goals relating to performance in the fiscal year. Objective performance goals are set to represent a range of performance, with the level of the associated incentive award varying with different levels of performance achievement. The "minimum" goal is set to reflect the minimum acceptable levels of performance which will warrant payment of incentive awards. The "maximum" goal reflects an ambitious level of performance which would only be attainable in an outstanding year.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentive awards are typically granted annually to provide executive officers with a competitive long-term incentive opportunity and an identity of interest with the Company. Long-term incentives generally are provided through annual grants of nonqualified stock options under the Cox Radio, Inc. Long-Term Incentive Plan (the "LTIP"). A stock option permits the holder to buy Company stock at a specific price during a specific period of time. As the price of Company stock rises, the option increases in value. The intent of such awards is to provide the recipient with an incentive to perform at levels that will result in better Company performance and enhanced stock value. In general, stock option awards will be issued annually with an exercise price equal to the market price of the Company's Class A Common Stock at the time of award.

     For periods the Company was privately-held by CEI, long-term incentive compensation was provided through grants of units under the Cox Enterprises, Inc. Unit Appreciation Plan (the "UAP"). Units outstanding under the UAP as of October 2, 1996 were canceled and converted to awards of restricted stock and stock options under the LTIP as of that time. However, based on the appraised fair market value of CEI stock as of December 31, 1996, the estimated value of CEI stock used to convert UAP awards to LTIP awards did not fairly represent the appreciation in CEI stock as of the conversion date. Additional option and restricted stock awards were issued on March 31, 1997 to adjust for the use of an underestimated CEI stock value in converting UAP awards to equivalent LTIP awards.

     All options issued in 1996 and 1997 have a ten-year term. To encourage continued employment with the Company, these options were designed to vest over a five-year period, with 60% becoming exercisable three years after the date of grant and an additional 20% becoming exercisable each year thereafter, except that, no sooner than six months after the date of the grant of the Option, if the stock price achieved, and for a period of ten consecutive trading days, a level equal to or greater than 140 percent of the price on the grant date, vesting would accelerate and these options would become fully exercisable. Due to the performance of the Company's stock price during 1997, all options issued in 1996 and 1997 have vested.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The executive compensation policy described above is applied in establishing Mr. Neil's compensation year. Mr. Neil participated in the same executive compensation plans available to the Company's other executive officers.

     In 1997, Mr. Neil had a base salary of $345,000. On the basis of the Company's performance versus established goals, and Mr. Neil's individual performance, the Board of Directors determined that an annual bonus of $276,000 had been earned for 1997. Effective January 1, 1997, Mr. Neil was granted long-term incentive awards under the LTIP in the form of options for 19,322 shares of Class A Common Stock. Also, on March 31, 1997, Mr. Neil was granted an additional option award for 7,549 shares of Class A Common Stock and a restricted stock award of 3,317 shares of Class A Common Stock. These additional awards were made to adjust for the use of an underestimated CEI stock value in converting Mr. Neil's prior awards under the UAP to LTIP awards at the time of the initial public offering of the Company's stock in 1996. See -- Long-Term Incentive Compensation.

TAX DEDUCTIBILITY CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the executive officers named in this proxy statement, unless certain requirements are met. It is the present intention of the Compensation Committee of the Company to preserve the deductibility of compensation under Section 162(m) to the extent the Committee believes that doing so would be consistent with the best interests of stockholders. As such, long-term incentive compensation awards, particularly stock option awards, are designed to meet the requirements for deductibility under Section 162(m).

                              Ernest D. Fears, Jr.
                                 Paul M. Hughes

                              CERTAIN TRANSACTIONS

     The Company has entered into a revolving credit facility with CEI (the "New CEI Credit Facility"). Future borrowings under the New CEI Credit Facility will accrue interest at the prime rate (as reported by The Chase Manhattan Bank N.A.) plus 1.5%.

     CEI performs day-to-day cash management services for the Company, whereby the bank sends daily notification of Cox Radio's checks presented for payment and CEI transfers funds from other sources to cover Cox Radio's checks presented for payment. Settlements of debit or credit balances between the Company and CEI occur monthly at market interest rates. Certain other management services have been and will continue to be provided to the Company by CEI. Such services include rent, legal, corporate secretarial, tax, treasury, internal audit, risk management, purchasing and materials management, benefits (including pension plan) administration and other support services. The Company was allocated expenses for the years ended December 31, 1995, 1996 and 1997 of $2.2 million, $1.5 million, and $2.2 million, respectively, for such services. Allocated expenses are based on CEI's estimate of expenses related to the services provided to the Company in relation to those provided to other divisions of CEI. Rent and occupancy expense is allocated based on occupied space. Management believes that these allocations are made on a reasonable basis. However, the allocations are not necessarily indicative of the level of expenses that might have been incurred had the Company operated on a stand-alone basis. Management has not made a study or any attempt to obtain quotes from third parties to determine what the cost of obtaining such services from third parties could have been. The fees and expenses to be paid by the Company to CEI are subject to change.

     The Company's accounts will be included in the CEI consolidated federal income tax return for periods ending on or prior to October 2, 1996. The Company's accounts will be included in certain state income tax returns of CEI (or other CEI subsidiaries) so long as such consolidation is advantageous to both CEI and the Company, and is permitted under applicable laws and regulations. The Company has entered into a tax sharing agreement with CEI to, among other things, provide that current federal (and, if applicable, state) income tax expenses and benefits are allocated on a separate return basis to the Company based on the current tax year effects of the inclusion of its income, expenses and credits in the consolidated income tax returns of CEI (or, if applicable, based on separate state income tax returns).

     In March of 1997, the Company, pursuant to an agreement (the "HRP Purchase Agreement") with Cox HRP, Inc., an indirect wholly owned subsidiary of CEI ("Cox HRP"), purchased real property in Broward County, Florida for an aggregate purchase price of approximately $3 million. The Company had previously loaned Cox HRP approximately $3 million for construction on the real property that the Company purchased under the HRP Purchase Agreement. This loaned amount was the subject of a note (the "HRP Note") between the Company and Cox HRP with an interest rate equal to the prime rate (as reported by Chase Manhattan Bank N.A.) plus 1.5%. Upon purchase of the property under the HRP Purchase Agreement, Cox HRP repaid all amounts payable to the Company under the HRP Note.

     Subsidiaries of the Company have entered into leases with Cox Broadcasting with respect to studio and tower site properties in Atlanta and Dayton that are used for Cox Radio's radio operations and CEI's television operations in those markets. The leases have one year terms and the annual rental cost in the aggregate will be less than $0.5 million.

                       SELECTION OF INDEPENDENT AUDITORS

                                (PROPOSAL NO. 2)

     The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, as independent auditors of the Company for the year ending December 31, 1998. Deloitte & Touche LLP audited the financial statements of the Company for the fiscal years ended December 31, 1996 and December 31, 1997. Deloitte & Touche LLP (or its predecessors) has audited the financial statements of CEI for many years.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the voting power of the Company's Class A Common Stock and Class B Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

     A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be offered the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

OTHER MATTERS

     Management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment, and the discretionary authority to do so is included in the Proxy.

ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K is enclosed herewith.

TRANSFER AGENT AND REGISTRAR

     The Company's transfer agent and registrar is First Chicago Trust Company of New York, 525 Washington Blvd., Suite 4694, Jersey City, New Jersey 07310.

SUBMISSION OF STOCKHOLDER PROPOSALS

     It is anticipated that the 1999 Annual Meeting of Stockholders of the Company will be held in May 1999. Any stockholders who intend to present proposals at the 1999 Annual Meeting of Stockholders, and who wish to have such proposal included in the Company's Proxy Statement for the 1999 Annual Meeting, must ensure that such proposals are received by the Corporate Secretary of the Company not later than December 13, 1998. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Company's 1999 proxy materials.

                                          By Order of the Board of Directors,

                                          /s/ Andrew A. Merdek

                                          Andrew A. Merdek
                                          Corporate Secretary

Atlanta, Georgia
March 27, 1998

                             (COX RADIO, INC. LOGO)

                                                                      APPENDIX



                                     PROXY

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COX RADIO, INC.
                       FOR ANNUAL MEETING ON MAY 13, 1998


        THE UNDERSIGNED hereby appoints Robert F. Neil, Andrew A. Merdek and Maritza C. Pichon, or any of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of Cox Radio, Inc. ("Cox") to be held at 9:00 a.m. local time on Wednesday, May 13, 1998, at Corporate Headquarters at 1400 Lake Hearn Drive, NE, Atlanta, Georgia, or at any adjournment thereof, and to vote at such meeting the shares of stock of Cox the undersigned held of record on the books of Cox on March 18, 1998, the record date for the meeting. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy.


                                                              (change of address/comments)
                                                       ----------------------------------------------------
ELECTION OF DIRECTORS, NOMINEES:
David E. Easterly, Ernest D. Fears, Jr.,               ----------------------------------------------------
Richard A. Ferguson, Paul M. Hughes,
James C. Kennedy, Robert F. Neil,                      ----------------------------------------------------
Nicholas D. Trigony
                                                       ----------------------------------------------------
INDEPENDENT AUDITORS:                                  (If you have written in the above space, please mark
Deloitte & Touche LLP                                  the corresponding box on the reverse side of this card)



You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.  [SEE REVERSE
The proxies cannot vote your shares unless you sign and return this card.                                     SIDE]

[X]      Please mark your
         votes as in this
         example.

         This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
------------------------------------------------------------------------------

                       FOR    WITHHELD
1.  Election of        [ ]       [ ]
    Directors
    (See reverse)

    For, except vote withheld from the following nominee(s):

    __________________________________________________________________________

                                FOR    AGAINST   ABSTAIN
2.  Ratification of             [ ]      [ ]       [ ]
    appointment of
    independent auditors



3.  In the discretion of the proxies named          Changes of
    herein, the proxies are authorized              Address/Comments on
    to vote upon other matters as are               Reverse Side          [ ]
    properly brought before the meeting.

                                                    I plan to attend the  [ ]
                                                    meeting


All as more particularly described in the Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
  SIGNATURE(S)                                   DATE


                           - FOLD AND DETACH HERE -